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                                                                     Exhibit 4.1

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                                                  March 18, 1998

To the several persons named
  at the foot hereof

Dear Sirs:

            This will confirm that in consideration of:

            (a) the purchase by the persons and entities listed in Schedule I to the Recapitalization Agreement, dated as of August 11, 1997 (the "Recapitalization Agreement") among AMERISAFE, Inc., a Texas corporation (the "Company"), and the other parties listed in Schedules I and II thereto (such persons and entities being hereinafter collectively called the "Cash Investors"), on the date hereof, of (i) an aggregate 15,027,566 shares (the "Common Shares") of Common Stock, $.01 par value ("Common Stock") , of the Company, (ii) an aggregate 950,000 shares of Series A Preferred Stock, $.01 par value, of the Company, (iii) stock purchase warrants to purchase up to an aggregate 7,057,144 shares of Common Stock (the "Series A Warrants") and (iv) stock purchase warrants to purchase up to an aggregate 1,556,725 shares of Common Stock (the "Series B Warrants"), and as an inducement to the Cash Investors to consummate the transactions contemplated by the Recapitalization Agreement;

            (b) the entry by the several persons listed in Schedule II to the Recapitalization Agreement (such persons being hereinafter collectively called the "Original Stockholders") into (x) the Recapitalization Agreement, pursuant to which they will retain an aggregate 4,172,018 shares of Common Stock, and (y) the Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), among the Company, the Cash Investors and the Original Stockholders, and as an inducement to them to consummate the transactions contemplated by the Recapitalization Agreement and the Stockholders Agreement; and

            (c) the purchase by the entities listed in Schedule I to the Preferred Stock Subscription Agreement, dated as of February 11, 1998 (the "Subscription Agreement") among the Company and the several purchasers listed in Schedule I thereto (such purchasers being hereinafter collectively called the "Preferred Stockholders") of an aggregate 500,000 shares (the "Convertible Preferred Shares") of Series C Convertible Deferred Pay Preferred Stock, $.01 par value, and Series D Non-Voting Convertible Deferred Pay Preferred Stock, $.01 par value (collectively, the "Convertible Preferred Stock"), of the Company pursuant to (i) the Subscription Agreement and (ii) the Preferred Stock Transfer Agreement, dated as of February 11, 1998, among the Preferred Stockholders and the Cash Investors, and as an inducement to the Preferred Stockholders to consummate the transactions contemplated by the Subscription Agreement;

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the Company hereby covenants and agrees with each of you, with each subsequent holder of Restricted Stock (as such term is defined herein), and with each holder of Original Stockholders Stock and Series E Preferred Stock (as such terms are defined herein), as follows:

            1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

            "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Common Stock" means shares of the Common Stock of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 12 hereof.

            "Conversion Shares" means the shares of Common Stock and Non-Voting Common Stock issued upon conversion of the Convertible Preferred Stock and the shares of Common Stock issued upon conversion of the Non-Voting Common Stock.

            "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Non-Voting Common Stock" means shares of the Convertible Non-Voting Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 12 hereof.

            "Original Stockholders Stock" means the shares of Common Stock owned by the Original Stockholders on September 2, 1997.

            "Registration Expenses" means the expenses so described in Section 10 hereof.

            "Restricted Stock" means any securities of the Company, the certificates for which are required to bear the legend set forth in
      Section 2 hereof, except that such term shall not include Original Stockholders Stock, Series B Warrants, Series B Warrant Shares, the Convertible Preferred Shares, Conversion Shares and shares of Series E Preferred Stock.

            "Securities Act" means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Selling Expenses" means the expenses so described in Section 10 hereof.

            "Series A Warrant Shares" means shares of Common Stock issued upon exercise of the Series A Warrants.

            "Series B Warrant Shares" means shares of Common Stock issued upon exercise of the Series B Warrants.

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            "Series E Preferred Stock" means the Series E Preferred Stock, $.01 par value, of the Company.

            "Warrants" means both the Series A Warrants and the Series B
      Warrants.

            "Warrant Shares" means both the Series A Warrant Shares and the Series B Warrant Shares.

            2. Restrictive Legend. Each certificate representing (i) the Common Shares, the Series A Warrants, the Series B Warrants, the Convertible Preferred Shares and the Original Stockholders Stock, (ii) the Series A Warrant Shares and Series B Warrant Shares issuable upon exercise of the Series A Warrants and the Series B Warrants, respectively, (iii) the Conversion Shares issuable upon conversion of the Convertible Preferred Stock and the Non-Voting Common Stock, as the case may be, and (iv) the shares of Series E Preferred Stock issuable from time to time as dividends upon the Convertible Preferred Stock and other shares of Series E Preferred Stock, as the case may be, and each certificate issued upon exchange or transfer of any of the foregoing (other than in a public sale or as otherwise permitted by the last paragraph of paragraph 3 hereof) shall be stamped or otherwise imprinted with a legend substantially in the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER
      (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

            3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Shares, Conversion Shares or Series E Preferred Stock, as the case may be, (other than under the circumstances described in Section 4, 5, 6, 7 or 8 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol and Testa, Hurwitz & Thibeault, LLP shall be satisfactory) to the effect that the proposed transfer of the Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Shares, Conversion Shares or Series E Preferred Stock, as the case may be, may be effected without registration under the Securities Act, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of its notice; provided, however, that no such opinion or other documentation shall be required if such notice shall cover a distribution by any Cash Investor that is a partnership to its partners; and provided, further, however, that no such opinion

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shall be required if such notice shall cover a transfer to a "Qualified
Institutional Buyer," as defined in Rule 144A under the Securities Act, and the Company shall have received a written representation (in form reasonably satisfactory to the Company) from the proposed transferee to such effect. Each certificate for Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Shares, Conversion Shares or Series E Preferred Stock, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

            The foregoing restrictions on transferability of Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Shares, Conversion Shares and Series E Preferred Stock shall terminate as to any such securities when the same shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Shares, Conversion Shares or Series E Preferred Stock is able to demonstrate to the reasonable satisfaction of the Company (and its counsel) that the provisions of Rule 144 (k) of the Securities Act (or any successor rule) are available to such holder without limitation, such holder shall be entitled to receive from the Company, without expense, a new certificate representing such securities that does not bear the restrictive legend set forth in Section 2.

            4. Restricted Stock Required Registration.

            (a) At any time the holders of Restricted Stock constituting at least a majority of the total Restricted Stock outstanding at such time (treating for such purpose the holders of Series A Warrants as the holders of the Series A Warrant Shares issuable upon exercise thereof) may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that with respect to the Series A Warrants the only securities which the Company shall be required to register pursuant hereto shall be Series A Warrant Shares.

            (b) Promptly following receipt of any notice under this Section 4, the Company shall promptly notify any holders of Restricted Stock from whom notice has not been received and any holders of Series B Warrant Shares (treating for such purpose the holders of Series B Warrants as the holders of the Series B Warrant Shares issuable upon exercise thereof), Conversion Shares (treating for such purpose the holders of Convertible Preferred Shares as the holders of the Conversion Shares issuable upon conversion thereof) and Original Stockholders Stock, and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the requesting holders, the number of shares of Restricted Stock specified in such notice (and, as applicable, in any notices received from other holders and holders of Series B Warrant Shares, Conversion

                                        4

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Shares or Original Stockholders Stock within 20 days after their receipt of such notice from the Company; it being understood that with respect to the Series B Warrants and the Conversion Shares the only securities which the Company shall be required to register pursuant hereto shall be Series B Warrant Shares and shares of Common Stock, respectively); provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of shares of Restricted Stock, Series B Warrant Shares, Conversion Shares or Original Stockholders Stock, as the case may be, to be included in such an offering may be reduced (pro rata among the requesting holders of Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock (except that two shares of either Restricted Stock, Series B Warrant Shares or shares of Original Stockholders Stock proposed to be registered shall be "cut back" for every Conversion Share so cut back) based upon the number of Conversion Shares, shares of Restricted Stock, Series B Warrant Shares and shares of Original Stockholders Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Restricted Stock, Series B Warrant Shares, Conversion Shares and Original Stockholders Stock, as the case may be, to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock (treating for such purpose the holders of Series A Warrants as the holders of the Series A Warrant Shares issuable upon exercise thereof) included in the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Restricted Stock, Series B Warrant Shares, Conversion Shares and Original Stockholders Stock pursuant to this Section 4 on two occasions only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid (or such reduced number of shares as contemplated above), for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

            (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock, Series B Warrant Shares, Conversion Shares and Original Stockholders Stock to be sold. Except as provided in this paragraph
(c), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby (not to exceed 180 days), other than registrations of Common Stock on Form S-8 (or other applicable forms) issuable pursuant to employee benefit plans of the Company, or registrations pursuant to which notice was previously received pursuant to Section 7 hereof.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the Company will be entitled, once in any one year period, to postpone the filing period (or suspend the effectiveness) of any registration of the Restricted Stock, Series B Warrant Shares, Conversion Shares or Original Stockholders Stock, as the case may be, pursuant to this Section 4 for a reasonable period of time not in excess of 90 calendar days, if the Board of Directors of the Company (the "Board") determines, in its reasonable business judgment, that such registration

                                        5

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and offering could materially interfere with bona fide financing plans of the
Company (other than a planned public offering of securities by the Company for cash) or would require disclosure of information, the premature disclosure of which would, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Company postpones the filing of a registration statement pursuant to this Section 4, it will promptly notify, in writing, the holders of Restricted Stock, Series B Warrant Shares, Conversion Shares and Original Stockholders Stock that requested such registration when the events or circumstances permitting such postponement have ended.

            5. Conversion Shares Required Registration.

            (a) At any time after the 180th day following the consummation of a firm commitment underwritten public offering of the Company's equity securities registered pursuant to the Securities Act, the holders of Conversion Shares constituting at least a majority of the total Conversion Shares outstanding at such time (treating for such purpose the holders of Convertible Preferred Shares as the holders of the Conversion Shares issuable upon the conversion thereof) may request the Company to register under the Securities Act all or any portion of the Conversion Shares held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that with respect to the Conversion Shares the only securities that the Company shall be required to register shall be shares of Common Stock.

            (b) Promptly following receipt of any notice under this Section 5, the Company shall promptly notify any holders of Conversion Shares or Convertible Preferred Stock from whom notice has not been received and any holders of Restricted Stock, Series B Warrant Shares (treating for such purpose the holders of Series B Warrants as the holders of the Series B Warrant Shares issuable upon exercise thereof) and Original Stockholders Stock, and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the requesting holders, the number of Conversion Shares specified in such notice (and, as applicable, in any notices received from other holders of Conversion Shares and holders of Restricted Stock, Series B Warrant Shares or Original Stockholders Stock within 20 days after their receipt of such notice from the Company; it being understood that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of Conversion Shares, shares of Restricted Stock, Series B Warrant Shares or Original Stockholders Stock, as the case may be, to be included in such an offering may be reduced (pro rata among the requesting holders of Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock (except that two shares of either Restricted Stock, Series B Warrant Shares or shares of Original Stockholders Stock proposed to be registered shall be "cut back" for every Conversion Share so cut back) based upon the number of Conversion Shares, shares of Restricted Stock, Series B Warrant Shares and shares of Original Stockholders Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock, as the case may be, to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Conversion Shares (treating for such

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purpose the holders of Convertible Preferred Stock as the holders of the
Conversion Shares issuable upon conversion thereof) included in the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock pursuant to this Section 5 on one occasion only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 5 shall be deemed satisfied only when a registration statement covering all Conversion Shares specified in notices received as aforesaid (or such reduced number of shares as contemplated above), for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

            (c) The Company shall be entitled to include in any registration statement referred to in this Section 5, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock to be sold. Except as provided in this paragraph
(c), the Company will not effect any other registration of its Common Stock or Non-Voting Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this
Section 5 until the completion of the period of distribution of the registration contemplated thereby (not to exceed 180 days), other than registrations of Common Stock on Form S-8 (or other applicable forms) issuable pursuant to employee benefit plans of the Company, or registrations pursuant to which notice was previously received pursuant to Section 7 hereof.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the Company will be entitled, once in any one year period, to postpone the filing period (or suspend the effectiveness) of any registration of the Restricted Stock, Series B Warrant Shares or Original Stockholders Stock, as the case may be, pursuant to this Section 5 for a reasonable period of time not in excess of 90 calendar days, if the Board determines, in its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company (other than a planned public offering of securities by the Company for cash) or would require disclosure of information, the premature disclosure of which would, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Company postpones the filing of a registration statement pursuant to this Section 5, it will promptly notify, in writing, the holders of Restricted Stock, Series B Warrant Shares and Original Stockholders Stock that requested such registration when the events or circumstances permitting such postponement have ended.

            6. Series B Warrant Shares Required Registration.

            (a) At any time after the fifth anniversary from the date hereof, the holders of Series B Warrant Shares constituting at least 33% of the total Series B Warrant Shares outstanding at such time (treating for such purpose the holders of Series B Warrants as the holders of the Series B Warrant Shares issuable upon exercise thereof) may request the Company

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to register under the Securities Act all or any portion of the Series B Warrant
Shares held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that with respect to the Series B Warrants the only securities which the Company shall be required to register pursuant hereto shall be Series B Warrant Shares.

            (b) Promptly following receipt of any notice under this Section 6, the Company shall promptly notify any holders of Restricted Stock, Original Stockholders Stock, Series B Warrant Shares and conversion-shares (treating for such purpose the holders of Convertible Preferred Shares and Series B Warrants as the holders of the Conversion Shares or Series B Warrant Shares issuable upon conversion or exercise thereof, as the case may be) from whom notice has not been received, and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of Series B Warrant Shares, shares of Restricted Stock, shares of Original Stockholders Stock and Conversion Shares specified in such notice (and, as applicable, in any notices received from other holders of Series B Warrant Shares, Restricted Stock, Original Stockholders Stock and Conversion Shares within 20 days after their receipt of such notice from the Company, it being understood that with respect to the Series B Warrants and the Conversion Shares the only securities which the Company shall be required to register pursuant hereto shall be Series B Warrant Shares and shares of Common Stock, respectively); provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of Series B Warrant Shares, shares of Restricted Stock, shares of Original Stockholders Stock and Conversion Shares to be included in such an offering may be reduced (pro rata among the requesting holders of Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock (except that two shares of either Restricted Stock, Series B Warrant Shares or shares of Original Stockholders Stock proposed to be registered shall be "cut back" for every Conversion Share so cut back) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Series B Warrant Shares, Restricted Stock, Original Stockholders Stock and Conversion Shares to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of 33% of the Series B Warrant Shares (treating for such purpose the holders of Series B Warrants as the holders of the Series B Warrant Shares issuable upon exercise thereof) included in the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Series B Warrant Shares pursuant to this Section 6 on one occasion only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 6 shall be deemed satisfied only when a registration statement covering all Series B Warrant Shares specified in notices received as aforesaid (or such reduced number of shares as contemplated above), for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

            (c) The Company shall be entitled to include in any registration statement referred to in this Section 6, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the

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marketing of the Series B Warrant Shares, Restricted Stock, Original
Stockholders Stock and Conversion Shares to be sold. Except as provided in this paragraph (c), the Company will not effect any other registration of its Common Stock or Non-Voting Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 6 until the completion of the period of distribution of the registration contemplated thereby (not to exceed 180 days), other than registrations of Common Stock on Form S-8 (or other applicable forms) issuable pursuant to employee benefit plans of the Company, or registrations pursuant to which notice was previously received pursuant to Section 7 hereof.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the Company, at its option, may once in any one year period delay the filing (or suspend the effectiveness) of a registration statement required pursuant to this Section 6 for a reasonable period of time not in excess of 90 calendar days, if the Board determines, in its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company (other than a planned public offering of securities by the Company for cash) or would require disclosure of information, the premature disclosure of which would, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Company postpones the filing of a registration statement pursuant to this Section 6, it will promptly notify, in writing, the holders of Series B Warrant Shares, Restricted Stock, Original Stockholders Stock and Conversion Shares that requested such registration when the events or circumstances permitting such postponement have ended.

            7. Form S-3 Registration.

            (a) If the Company shall receive from any holder or holders of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, owned by such holder or holders in a public sale not involving an underwritten public offering, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, the Company will:

            (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock and Conversion Shares; and

            (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, as are specified in such request, together with all or such portion of the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares of any holder or holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7 (a) more than once in any 180-day period, or
      (B) if the Company is not entitled to use Form S-3; and provided, further, the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock.

Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock and Conversion Shares so requested to be registered as soon as practicable after receipt of the request or requests of the holders of the Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock and Conversion Shares, as the case may be.

            (b) Registrations effected pursuant to this Section 7 shall not be counted as requests for registration effected pursuant to Section 4, 5 or 6, as the case may be.

            (c) Notwithstanding anything to the contrary contained in this Agreement, the Company will be entitled to postpone the filing period (or suspend the effectiveness or use) of any registration statement relating to the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, pursuant to this Section 7 for a reasonable period of time not in excess of 90 calendar days, if the Board determines, in its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Company postpones the filing (or suspends the effectiveness or use) of a registration statement pursuant to this Section 7, it will promptly notify, in writing, the holders of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, that requested such registration when the events or circumstances permitting such postponement have ended.

            8. Incidental Registration. If the Company at any time (other than pursuant to Section 4, 5, 6 or 7 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares for sale to the public), it will give written notice at such time to all holders of Restricted Stock, Original Stockholders Stock, Series B Warrant Shares and Conversion Shares (treating for such purpose the holders of Series B Warrants and Convertible Preferred Stock as the holders of the Series B Warrant Shares or Conversion Shares issuable upon exercise or conversion thereof, as applicable) of its intention to do so. Upon the written request of any such holder, given within 30 days after receipt of any such notice by the Company, to register any of its Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, the Company will use its reasonable best efforts to cause the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock, Series B Warrant

Shares, Original Stockholders Stock or Conversion Shares, as the case may be, so registered; provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time; provided, further, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. The number of shares of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, to be included in such an underwriting may be reduced (pro rata among the requesting holders of Conversion Shares, Restricted Stock, Series B Warrant Shares and Original Stockholders Stock (except that two shares of either Restricted Stock, Series B Warrant Shares or shares of Original Stockholders Stock proposed to be registered shall be "cut back" for every Conversion Share so cut back) based upon the number of Conversion Shares, shares of Restricted Stock, Series B Warrant Shares and shares of Original Stockholders Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company and persons requesting registration under this Agreement.

            Notwithstanding anything to the contrary contained in this Section 8, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, and a holder of Restricted Stock, Original Stockholders Stock, Series B Warrant Shares or Conversion Shares (treating for such purpose the holders of Series B Warrants and Convertible Preferred Stock as the holders of the Series B Warrant Shares or Conversion Shares issuable upon the exercise or conversion thereof, as applicable) does not sell its Restricted Stock or Conversion Shares, as the case may be, to the underwriters of the Company's securities in connection with such offering, such holder, at the written request of such underwriter, shall refrain from selling any securities of the Company during the period of distribution of the Company's securities by such underwriters (not to exceed 180 days) and such period (not to exceed 90 days) in which the underwriting syndicate participates in the after market.

            9. Registration Procedures and Expenses. If and whenever the Company is required by the provisions of Section 4, 5, 6, 7 or 8 hereof to effect or to use its reasonable best efforts to effect the registration of any of the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, under the Securities Act, the Company will, as promptly as possible:

            (a) prepare (and afford one counsel for the selling holders (as designated by a majority in interest of the selling holders) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, 5 or 6 hereof, shall be on Form S-1 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

            (b) prepare (and afford the selected counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

            (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, covered by such registration statement;

            (d) register or qualify the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

            (e) promptly notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (f) if the offering is underwritten, to furnish, at the request of any seller, on the date that Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

            (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Sections 4 (c) , 5 (c) and 6
(c) hereof, the period of distribution of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, covered thereby or six months after the effective date thereof.

            In connection with each registration hereunder, the selling holders of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock and Conversion Shares, if applicable, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

            In connection with each registration pursuant to Sections 4, 5, 6, 7 and 8 hereof covering an underwritten public offering, the Company and any selling holder of Restricted Stock, Series B Warrant Shares, Original Stockholders stock or Conversion Shares, as the case may be, agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided, however, that
(1) the selling holders and their counsel shall have an opportunity to review and comment on such agreement, (2) such agreement shall not contain any such provision applicable to the Company or such selling holders which is inconsistent with the provisions hereof and (3) the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock and Conversion Shares, if applicable.

            10. Expenses. All expenses incurred by the Company in complying with Sections 4, 5, 6, 7 and 8 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the sellers of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, are herein called "Selling Expenses".

            The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5, 6, 7 or 8 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4, 5, 6, 7 or 8 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

            11. Indemnification. In the event of a registration of any of the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, under the Securities Act pursuant to
Section 4, 5, 6, 7 or 8 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, thereunder and each underwriter of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock, Series B Warrant Shares, original Stockholders Stock or Conversion Shares, as the case may be, was registered under the Securities Act pursuant to Section 4, 5, 6, 7 or 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

            In the event of a registration of any of the Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, under the Securities Act pursuant to Section 4, 5, 6, 7 or 8 hereof, each seller of such Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock, Series B Warrant Shares, Original Stockholder Stock or Conversion Shares, as the case may be, was registered under the Securities Act pursuant to Section 4, 5, 6, 7 or 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case only if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, covered by such registration statement.

            Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 11. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party (provided that such indemnifying party shall not, without the consent of the indemnified party, agree to a settlement involving a plea of nolo contendere or an admission of liability on the part of such indemnified party) and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            If the indemnification provided for in the first two paragraphs of this Section 11 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 11. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each selling holder of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares, as the case may be, shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            The indemnification of underwriters provided for in this Section 11 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock or Conversion Shares or any of the above, as the case may be, in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

            12. Changes in Common Stock and Non-Voting Common Stock. If, and as often as, there are any changes in the Common Stock or the Non-Voting Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Non-Voting Stock (as the case may be) as so changed.

            13. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

            (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Articles of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

            14. Rule 144 Reporting. The Company agrees with you as follows:

            (a) The Company shall use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.

            (b) The Company shall use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13 (a) or 15 (d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

            (c) The Company shall furnish to such holder of Restricted Stock, Series B Warrants or Series B Warrant Shares forthwith upon request (i) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission, and
      (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock, Series B Warrants, Series B Warrant Shares, Convertible Preferred Stock or Conversion Shares to sell any such securities without registration.

            15. Miscellaneous.

            (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Stock and Conversion Shares shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Stock and Conversion Shares for so long as the certificates representing the Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Stock or Conversion Shares, as the case may be, shall be required to bear the legend specified in Section 2 hereof.

            (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

            if to the Company, to it at:

               AMERISAFE, Inc.
               2301 Highway 190 West
               DeRidder, Louisiana 70634
               Attention: President
               Telecopy:  (318) 463-7298

            if to any holder of Restricted Stock, Series B Warrants or Series B Warrant Shares, to it at its address as set forth in Schedule I hereto;

            if to any holder of Original Stockholders Stock, to it at its address as set forth in Schedule II hereto;

            if to any holder of Convertible Preferred Stock or Conversion Shares, to it at its address as set forth in Schedule III hereto;

            if to any subsequent holder of Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Stock or Conversion Shares, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Stock or Conversion Shares) or to the holders of Restricted Stock, Series B Warrants, Series B Warrant Shares, Original Stockholders Stock, Convertible Preferred Stock or Conversion Shares (in the case of the Company).

            (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing with the consent of at least (i) holders of a majority of the Restricted Stock (treating for such purpose the holders of Series A Warrants as the holders of the Series A Warrant Shares issuable upon exercise thereof), (ii) holders of a majority of the Series B Warrant Shares (treating for such purpose the holders of Series B Warrants as the holders of the Series B Warrant Shares issuable upon exercise thereof),
      (iii) holders of a majority of the Original Stockholders Stock and (iv) holders of not less than 66-2/3% of the Conversion Shares (treating for such purpose the holders of Convertible Preferred Stock as the holders of the Conversion Shares issuable upon conversion thereof); provided that this Agreement may be amended to grant registration rights with respect to new securities to be issued by the Company after the date hereof with the consent of holders of at least a majority of Restricted Stock, Series B Warrant Shares, Original Stockholders Stock and Conversion Shares, voting as one class of stock (and treating the holders of Series A Warrants, Series B Warrants and Convertible Preferred Stock as the holders of the Series A Warrant Shares, Series B Warrant Shares and Conversion Shares issuable upon exercise or conversion thereof, as applicable); provided, further, however, that such grants of registration rights shall not affect the relative rights of the Restricted Stock, Series B

      Warrant Shares, Original Stockholders Stock and Conversion Shares hereunder with respect to each other.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

      Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and each of you.

                                       Very truly yours,

                                       AMERISAFE, Inc.

                                       By /s/ Mark R. Anderson
                                          ------------------------
                                          Name:
                                          Title:

AGREED TO AND ACCEPTED as of
   the date first above written.

WELSH, CARSON, ANDERSON &
   STOWE VII, L.P.
By WCAS VII Partners, L.P.
General Partner

By /s/ Laura Van Buren
   ----------------------------------
        General Partner

WCAS HEALTHCARE PARTNERS, L.P.
By: WCAS HC Partners
General Partner

By /s/ Laura Van Buren (Attorney-in-Fact)
   --------------------------------------
        General Partner

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
James B. Hoover
Robert A. Minicucci
Anthony J. de Nicola
Paul B. Queally

By /s/ Laura Van Buren
   ---------------------------------------
Name:
Individually and as Attorney-in-Fact

                                       21